                                                                    Exhibit 10


                                  AMENDMENT TO
                                  ------------
                              EMPLOYMENT AGREEMENT
                              --------------------


        This Amendment is entered into as of October 28, 1993 between Delta Air Lines, Inc. (hereinafter called "Delta"), and Mr. Ronald W. Allen of Atlanta, Georgia ("Employee").

                                  WITNESSETH:
                                  -----------

        WHEREAS, the parties entered into an Employment Agreement dated July 29, 1987, which previously has been amended; and

        WHEREAS, effective August 15, 1992, the Employment Agreement was amended at Employee's request to reflect a reduction in Employee's basic annual compensation rate of Five Hundred Seventy-Five Thousand Dollars ($575,000) (the Employee's salary of record) to Four Hundred Seventy-Five Thousand Dollars ($475,000) per year; and

        WHEREAS, consistent with Delta's use of the salaries of record for other personnel to protect certain benefits (including but not limited to disability and retirement benefits) from being reduced by the salary reductions taken by non-pilot personnel during fiscal year 1993, Employee's benefits under the Employment Agreement should also be protected;

        WHEREAS, the parties desire to make changes to Section 5 of the Employment Agreement to modify the provisions concerning recipients of payments to be made in the event of Employee's death and Section 9 of the Employment Agreement concerning the address for Notices;

        NOW, THEREFORE, in consideration of the premises and the mutual considerations herein mentioned or contained, it is agreed as follows:

        1. Section 3(a) of the said Employment Agreement shall be amended by striking the existing clause and substituting the following, effective August 15, 1992:

             (a) basic compensation (herein sometimes called "Basic Compensation") at a rate of not less than Four Hundred Seventy-Five Thousand ($475,000)

             Dollars per year, payable in equal installments at such periods as may be convenient to Delta but not less often than monthly, provided, however, that this sum shall be disregarded for purposes of calculating the amounts payable under Sections 5 and 7 of this Employment Agreement, said amounts to be based on Five Hundred Seventy-Five Thousand ($575,000) Dollars per year.

        2. Section 5(c) of the Employment Agreement is hereby amended by replacing the portion of the last sentence prior to Section 5(c)(i) of that Section with the following:

             If Employee shall die after the date of this Agreement and before the end of the Consultant Period, and at the time of his death is not in default under any of the provisions of Paragraph 5(b) hereof, the compensation payable hereunder with respect to the Consultant Period shall be payable to such beneficiary or beneficiaries as may be designated by Employee in a written designation received by the Company or if no such designation is received by the Company or any previous designation is revoked in writing and such revocation is received by the Company prior to Employee's death, to Employee's estate, in either such case, at such periods as may be convenient to Delta but not less often than monthly, as follows:
             [Sections 5(c)(i) and (ii) shall remain as set forth in the original Employment Agreement.]

        3. Section 9 of the Employment Agreement is hereby amended by deleting Employee's address as set forth in that section and substituting the following:

             Mr. Ronald W. Allen
             [Address omitted]
             or such other address as Employee may specify in written notice received by Delta.

        It is further agreed that all other terms and conditions of the said Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                            DELTA AIR LINES, INC.




                                      By
                                            --------------------------
                                            Gerald Grinstein, Chairman
                                            Personnel, Compensation &
                                             Nominating Committee



                                            --------------------------
                                            Ronald W. Allen

                                     -3-